EXHIBIT 99.1

RECONCILIATION OF THE DISCLOSED NON-GAAP FINANCIAL MEASURE TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE

							2002	2001
TOTAL REVENUE RECONCILIATION							Growth	Growth
(dollars in millions)	2002	2001	2000	2002	2001	2000	Rates	Rates

Net interest income	$752.5	$686.3	$598.3	$752,512	$686,275	$598,351
Noninterest income	1,541.1	1,259.6	912.7	1,541,065	1,259,636	912,674

Total revenue per the Consolidated Statements of Income	2,293.6	1,945.9	1,511.0	2,293,577	1,945,911	1,511,025	18%
Less: equity securities gains/(losses), net	(9.4)	(3.3)	0.8	(9,435)	(3,290)	754
Less: debt securities gains/(losses), net	0.2	(1.0)	(5.0)	255	(1,041)	(4,961)
Add: Fully taxable equivalent adjustment	1.5	2.1	2.6	1,503	2,130	2,595

Total revenue per MD&A: (F - 13)	$2,304.3	$1,952.3	$1,517.8	$2,304,260	$1,952,372	$1,517,827	18%

NONINTEREST INCOME RECONCILIATION
(dollars in millions)	2002	2001	2000	2002	2001	2000

Noninterest income per the Consolidated Statements of Income	$1,541.1	$1,259.6	$912.7	$1,541,065	$1,259,636	$912,674	22%	38%
Less: equity securities gains/(losses), net	(9.4)	(3.3)	0.8	(9,435)	(3,290)	754
Less: debt securities gains/(losses), net	0.2	(1.0)	(5.0)	255	(1,041)	(4,961)

Noninterest income per MD&A: (F - 13 and F - 30)	$1,550.3	$1,263.9	$916.9	$1,550,245	$1,263,967	$916,881	23%	38%
Percent of revenue per the Consolidated Statements of Income				67%	65%	60%
Noninterest income per MD&A: (F - 13 and F - 30)				67%	65%	60%

NET INTEREST INCOME RECONCILIATION
(dollars in millions)	2002	2001	2000	2002	2001	2000

Net interest income per the Consolidated Statements of Income	$752.5	$686.3	$598.3	$752,512	$686,275	$598,351	10%	15%
Add: Fully taxable equivalent adjustment	1.5	2.1	2.6	1,503	2,130	2,595

Net interest income per MD&A: (F - 13, F - 19 and F - 31)	$754.0	$688.4	$600.9	$754,015	$688,405	$600,946	10%	15%

Noninterest income and total revenues are presented excluding securities gains and losses in order to improve the comparability of results between periods since securities transactions generally result in unsustainable impacts on noninterest income. To improve the comparability of yields on interest-earning assets, net interest income (NII) is presented on a “fully taxable-equivalent” basis which adjusts for the impact on NII of certain tax-exempt loans and investment securities included in interest-earning assets. For example, NII earned on tax exempt interest-earning assets is adjusted to reflect the equivalent level of NII that would have been earned on a pre-tax basis if the revenue had been taxed at FTNC’s statutory federal income tax rate, adjusted for applicable state income taxes net of the related federal tax benefit.

FIRST TENNESSEE BANKING GROUP RECONCILIATION
(dollars in millions)	2002	2001

Total revenue per Note 22 - Business Segment Information	$748.6	724.9	3%
Less: total revenue from Synaxis Group, Inc.	35.1	—

Total revenue per MD&A: (F - 27)	$713.5	$724.9	-2%

Net interest income per Note 22 - Business Segment Information	$453.6	$457.4	-1%
Less: net interest income/(expense) of Synaxis Group, Inc.	(3.9)	—

Net interest income per MD&A: (F - 27)	$457.5	$457.4	0%

Other revenue per Note 22 - Business Segment Information	$295.0	$267.5
Less: securities gains/(losses), net	(9.2)	(1.0)

Total noninterest income	304.2	268.5	13%
Less: noninterest income of Synaxis Group, Inc.	39.0	—

Noninterest inc per MD&A: (F - 27)	$265.2	$268.5	-1%

Other expenses per Note 22 - Business Segment Information	$538.1	$474.5
Less: provision for loan losses	64.2	51.2

Total noninterest expense	473.9	423.3	12%
Less: noninterest expense of Synaxis Group, Inc.	34.2	—

Noninterest expense per MD&A: (F - 27)	$439.7	$423.3	4%

The acquisition of Synaxis Group, Inc. (Synaxis), a commercial insurance broker, on December 31, 2001, impacted the results of operations for 2002. In order to provide comparability between periods, the performance of First Tennessee Banking Group was adjusted to exclude the impact of this acquisition.

EXHIBIT 99.1
RECONCILIATION OF THE DISCLOSED NON-GAAP FINANCIAL MEASURE TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE

NET INTEREST MARGIN RECONCILIATION
(dollars in millions)	2002	2001	2000

Net interest income, fte per Cons Avg B/S and Related Yields and Rates	$754.0	$688.4	$600.9
Less: NII related to Capital Markets’ activities	6.5	3.5	4.7
Less: NII related to mortgage production/servicing activities	124.8	66.3	197.7

	$622.7	$618.6	$398.5

Average interest-bearing assets per Cons Avg B/S & Related Yields & Rates	$17,397.4	$16,125.4	$16,095.5
Less: average balances related to Capital Markets’ activities	1,064.0	856.0	1,031.0
Less: average balances related to mortgage production/servicing activities	3,168.0	2,534.0	4,662.0

	$13,165.4	$12,735.4	$10,402.5

NIM — FTNC	4.33%	4.27%	3.73%
NIM from Traditional Banking Activities (F - 20)	4.73%	4.86%	3.83%

Net interest income, fte per Cons Avg B/S and Related Yields and Rates	$754.0	$688.4	$600.9
Less: NII related to Capital Markets’ activities	6.5	3.5	4.7

	$747.5	$684.9	$596.2

Average interest-bearing assets per Cons Avg B/S & Related Yields & Rates	$17,397.4	$16,125.4	$16,095.5
Less: average balances related to Capital Markets’ activities	1,064.0	856.0	1,031.0

	$16,333.4	$15,269.4	$15,064.5

NIM — FTNC	4.33%	4.27%	3.73%
NIM effected for Capital Markets	4.58%	4.49%	3.96%

Difference equals impact from Capital Markets’ activities (F-20)	-0.25%	-0.22%	-0.23%

NIM — FTNC	4.33%	4.27%	3.73%
NIM from Traditional Banking Activities	4.73%	4.86%	3.83%

Total Effect from Capital Markets and Mortgage production/servicing activities	-0.40%	-0.59%	-0.10%
Less impact from Capital Markets	-0.25%	-0.22%	-0.23%

Impact from Mortgage production and servicing activities (F-20)	-0.15%	-0.37%	0.13%

FTNC’s consolidated net interest margin is affected by the activity levels and related funding for mortgage production and servicing and capital markets activities. These activities typically produce different margins than traditional banking activities. Mortgage production and servicing activities can affect the overall margin based on a number of factors, including the size of the mortgage warehouse, the time it takes to deliver loans into the secondary market, the amount of custodial balances, and the level of mortgage servicing rights. Capital markets activities tend to compress the margin because of its strategy to reduce market risk by hedging its inventory in the cash markets, which effectively eliminates net interest income on these positions. As a result, FTNC’s consolidated margin cannot be readily compared to that of other bank holding companies. For this reason, management provides additional detail on the impact that these activities have on the consolidated margin.